[Logo of CBRL GROUP, INC.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CBRL GROUP, INC.
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                                               Contact:  Lawrence E. White
                                                         Senior Vice President/
                                                           Finance and
                                                         Chief Financial Officer


                       CBRL GROUP, INC. REPORTS MAY SALES

LEBANON, Tenn. (June 1, 2005) -- CBRL Group, Inc. (the "Company") (NASDAQ: CBRL) today reported comparable store sales for the four-week period ending May 27, 2005.

     The Company reported that comparable store restaurant sales for the four weeks ending Friday, May 27, 2005 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up 7.1% from the comparable period last year, with a 5.1% higher average check, including approximately 3.9% higher menu pricing. Cracker Barrel comparable store retail sales in May were down 2.3%. Comparable restaurant sales in the Company's Logan's Roadhouse(R) restaurants in May were up 2.6%, with a 2.7% higher average check, including approximately 2.4% higher menu pricing.

     As indicated when it established its reporting calendar for fiscal 2005 on September 9, 2004, the Company will report sales results for fiscal June on Tuesday, June 28, 2005, at which time it will also provide an update to its earnings guidance.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 525 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 124 company-operated and 23 franchised Logan's Roadhouse restaurants in 18 states.


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